As filed with the Securities and Exchange Commission on March 2, 2001.
                                                      Registration No. 33-51459
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                               -----------------

                               NUI HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

            New Jersey                          22-3708029
  (State or other jurisdiction of            (I.R.S. Employer
  incorporation or organization)            Identification No.)

          550 Route 202-206, Box 760, Bedminster, New Jersey 07921-0760
                                 (908) 781-0500
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive office)
                               -----------------
                             James R. Van Horn, Esq.
                          General Counsel and Secretary
                                 NUI Corporation
                           550 Route 202-206, Box 760
                        Bedminster, New Jersey 07921-0760
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

            The Commission is requested to send copies of all orders,
                         communications and notices to:
                            Reynold Nebel, Jr., Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019

                                 (212) 424-8000
                               -----------------
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_| If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
                               -----------------
Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), NUI Holding Company, a New Jersey corporation, as successor issuer to NUI Corporation, a New Jersey corporation, hereby adopts this registration statement, as amended, for all purposes under the Securities Act and Securities Exchange Act of 1934, as amended.

This Prospectus Supplement relates to an effective registration statement under the Securities Act of 1933, and is subject to completion or amendment. These securities may not be sole nor may offers to buy be accepted without delivery of a final prospectus or prospectus supplement. This Prospectus Supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Subject to completion, dated March 1, 2001

                              PROSPECTUS SUPPLEMENT

                                 NUI CORPORATION
                   NUI DIRECT: A COMMON STOCK INVESTMENT PLAN

     This Prospectus Supplement amends the Prospectus, dated August 1, 1994, and should be read in conjunction with that document.

     On March 1, 2001, NUI Corporation ("NUI") filed with the Secretary of State of the State of New Jersey a Certificate of Exchange providing that, effective March 1, 2001 at 4:30 p.m., 2001, pursuant to the Agreement and Plan of Exchange between NUI and NUI Holding Company ("Holding Company" or "Registrant"), the outstanding shares of Common Stock, no par value, of NUI ("NUI Common Stock") are to be exchanged automatically on a share-for-share basis for shares of Common Stock, no par value, of Holding Company ("Holding Company Common Stock"), and NUI will become a wholly owned subsidiary of Holding Company.

     In connection with the creation of the holding company structure, Holding Company will assume the obligations and liabilities of NUI under NUI Direct: a Common Stock Investment Plan ("NUI Direct"). HOLDING COMPANY COMMON STOCK WILL BE ISSUED PURSUANT TO THE PLAN INSTEAD OF NUI COMMON STOCK. Holding Company Common Stock has been approved for listing on the New York Stock Exchange and will trade under the same trading symbol (NUI) as NUI Common Stock previously traded.

     Holding Company will have, immediately after the implementation of the holding company structure, the same directors and the same consolidated assets, liabilities and shareholders' equity as NUI immediately prior to such implementation. The implementation of the holding company structure will not result in any change in Holding Company's operation NUI's businesses, other than a restructuring pursuant to which NUI's unregulated subsidiaries will become subsidiaries of Holding Company, and no longer will be subsidiaries of NUI. After the implementation of the holding company structure, Holding Company will change its name to "NUI Corporation" and NUI will change its name to "NUI Utilities, Inc."

     As of March 2, 2001, eligible participants in NUI Direct include (a) holders of record of Holding Company Common Stock; (b) any employee of Holding Company or any of its subsidiaries (including, without limitation, Holding Company); and (c) any prospective investors who reside in a state in which the Holding Company conducts its gas utility operations.

     The Holding Company Common Stock registered pursuant to this Registration Statement includes Preferred Stock Purchase Rights that are associated with and trade with the Holding Company Common Stock.

     Holding Company expressly adopts NUI's Registration Statement No. 33-51459 on Form S-3, as filed with the Securities and Exchange Commission on December 16, 1993, as Holding Company's own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

     The date of this Prospectus Supplement is March 1, 2001.

P R O S P E C T U S

                                 NUI CORPORATION

                   NUI Direct: A Common Stock Investment Plan

     NUI Corporation (the "Company") offers a Common Stock Investment Plan ("NUI Direct") to current investors who are record holders of the Company's common stock ("Current Investors") and to new investors who are Company employees or who reside in a state in which the Company conducts its gas utility operations ("New Investors"). Current Investors and New Investors (collectively, "Investors") that enroll in NUI Direct have the opportunity to purchase shares of NUI common stock, no par value ("Common Stock"), at market prices and direct the reinvestment or distribution of cash dividends on their Common Stock without incurring brokerage commissions or service charges on any such transactions. See
Section  11,  "Acquisition  of Common  Stock for NUI  Direct,"  and  Section 12,
"Costs."

     Under NUI Direct, Investors may take advantage of the following options:

o NO BROKERAGE COMMISSIONS OR SERVICE CHARGES: Investors may acquire Common Stock without incurring any brokerage commissions or service charges by making optional cash purchases of $25 or more (not to exceed $60,000 per calendar year) paid by personal check, bank check, money order or automatic monthly deduction from a bank account ("Optional Cash Purchases");

o AUTOMATIC REINVESTMENT OF DIVIDENDS: Investors may automatically reinvest all or a portion of their cash dividends to acquire Common Stock without incurring any brokerage commissions or service charges ("Dividend Reinvestment");

o DIRECT DEPOSIT OF DIVIDENDS: Investors may automatically deposit their cash dividends directly in their bank account by electronic cash transfer ("Direct Deposit");

o CERTIFICATE SAFEKEEPING: Investors may deposit their Common Stock share certificates for safekeeping as a means to help protect the Investor against loss, theft or destruction of their Common Stock share certificates ("Safekeeping"); and

o TRANSFER OF COMMON STOCK: Investors may give or transfer Common Stock to family members or other Investors eligible to participate in NUI Direct ("Gifts and Transfers").

     This Prospectus relates to 365,601 shares of Common Stock offered for purchase under NUI Direct and should be retained for future reference. The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "NUI."

       -----------------------------------------------------------------


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES

COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       -----------------------------------------------------------------


                  The date of this Prospectus is August 1, 1994

     Investors may participate in NUI Direct by submitting a completed and signed Enrollment Form. New Investors must also submit an initial investment of at least $125, in addition to the completed and signed Enrollment Form. See
Section 3, "Enrollment," and Section 5, "Investment Options and Instructions."

     NUI Direct amends and replaces NUI's Dividend Reinvestment & Common Stock Purchase Plan ("Original Plan") and current participants in the Original Plan will be automatically enrolled in NUI Direct in accordance with their existing investment instructions unless they withdraw from participation. Participants who desire to take advantage of the additional investment options under NUI Direct must submit a completed Enrollment Form. See Section 3, "Enrollment."

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. The Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the NYSE at Room 401, 20 Broad Street, New York, New York 10005.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

(a) Annual Report on Form 10-K for the fiscal year ended September 30, 1993 (File No. 1-8353);

(b) Annual Report on Form 11-K for the fiscal year ended December 31, 1993 (File No. 1-8353);

(c) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1993 and March 31, 1994 (File No. 1-8353);

(d)  Current Report on Form 8-K dated April 20, 1994 (File No. 1-8353);

(e)  Current Report on Form 8-K dated July 29, 1994 (File No. 1-8353); and

(f) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed on May 28, 1982, and by Amendment No. 1 thereto on Form 8-A/A, filed on September 16, 1993 (File No. 1-8353).

     This Prospectus is filed as part of the Company's Registration Statement No. 33-51459 filed with the Commission. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that document (a) enumerated above and documents subsequently filed by the Company pursuant to Section 13 or 14 of the 1934 Act prior to the filing of the Company's Annual Report in Form 10-K for the current fiscal year with the Commission shall not be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any more recent incorporated document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referenced above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to NUI Corporation, Attention: Corporate Secretary, 550 Route 202-206, P.O. Box 760, Bedminster, New Jersey 07921-0760; telephone (908) 781-0500; fax
(908) 781-0718.

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                 NUI CORPORATION

                   NUI DIRECT: A COMMON STOCK INVESTMENT PLAN

                                   THE COMPANY

     NUI Corporation, a New Jersey corporation (the "Company"), is engaged primarily in the sale and transportation of natural gas. The Company serves customers in six states through its divisions, Elizabethtown Gas Company (New Jersey), City Gas Company of Florida (Florida), North Carolina Gas Service (North Carolina), Elkton Gas Service (Maryland), Valley Cities Gas Service (Pennsylvania) and Waverly Gas Service (New York). The Company is subject to regulation as an operating utility by the public utility commissions of the states in which it operates.

     The principal executive offices of the Company are located at 550 Route 202-206, P.O. Box 760, Bedminster, New Jersey 07921-0760; telephone (908) 781-0500; fax (908) 781-0718.

                                    THE PLAN

1.   General Description of NUI Direct
     The Company's Common Stock Investment Plan ("NUI Direct") is open to current investors who are record holders of the Company's common stock ("Current Investors") and to new investors who are Company employees or who reside in a state in which the Company conducts its gas utility operations ("New Investors"). Current Investors and New Investors (collectively, "Investors") that enroll in NUI Direct have the opportunity to purchase shares of NUI common stock, no par value ("Common Stock"), at market prices and direct the reinvestment or distribution of cash dividends on their Common Stock without incurring brokerage commissions or service charges on either of such transactions. See Section 11," Acquisition of Common Stock for NUI Direct," and
Section 12, "Costs."

     NUI Direct, which replaced the Dividend Reinvestment & Common Stock Purchase Plan (the "Original Plan"), was amended to allow for broader participation by Investors, cash payments for additional shares by automatic debit, the direct deposit of dividends not reinvested in NUI Direct, dividend reinvestment at market prices rather than discount prices and to permit the NUI Direct agent to purchase shares for NUI Direct through open market purchases or privately negotiated transactions in addition to purchases directly from the Company.

     Upon enrollment in NUI Direct, Investors may:

o Acquire Common Stock without incurring any brokerage commissions or service charges by making optional cash purchases of $25 or more (not to exceed $60,000 per calendar year) paid by personal check, bank check, money order or automatic monthly deduction from their bank account ("Optional Cash Purchases");

o Automatically reinvest all or a portion of their cash dividends to acquire Common Stock without incurring any brokerage commissions or service charges ("Dividend Reinvestment");

o Automatically deposit their cash dividends directly in their bank account by electronic cash transfer ("Direct Deposit");

o Deposit their Common Stock share certificates for safekeeping as a means to help protect the Investor against loss, theft or destruction of their Common Stock share certificates ("Safekeeping"); and

o Give or transfer shares to family members or to other Investors eligible to participate in NUI Direct ("Gifts and Transfers").

     Investors may participate in NUI Direct by submitting a completed and signed Enrollment Form. New Investors must also submit an initial investment of at least $125, in addition to the completed and signed Enrollment Form. See
Section 3, "Enrollment," and Section 5, "Investment Options and Instructions."

     Funds invested in NUI Direct will be fully invested; fractional shares purchased through Optional Cash Purchases or Dividend Reinvestment will be credited to the Investor's account and dividends on such fractional shares may be reinvested or distributed in accordance with the Investor's elected investment options.

     Each Investor will receive periodic statements of account activity, as well as transaction confirmations, shareholder communications, income tax reporting information and other pertinent information. See Section 10, "Reports to Investors."

     An Investor may sell all or a portion of the Common Stock in his or her NUI Direct accounts directly through the NUI Direct agent. See Section 9, "Selling Common Stock."

     NUI Direct amends and restates the Original Plan and current participants in the Original Plan will be automatically enrolled in NUI Direct in accordance with their existing investment instructions unless they withdraw from participation. Participants who desire to take advantage of the additional investment options under NUI Direct must submit a completed Enrollment Form. See
Section 3, "Enrollment."

     As amended, effective as of May 1, 1994, NUI Direct does not offer a 5% discount for Common Stock purchased through Dividend Reinvestment.

     The Common Stock is listed on the New York Stock Exchange and traded under the ticker symbol "NUI."

2.   The Agent
     Mellon Securities Trust Company (the "Agent") will administer NUI Direct for the Company as agent for the Investors. The Agent will purchase and hold shares of the Common Stock acquired through NUI Direct, keep records, send periodic statements to Investors and perform other duties related to NUI Direct. Common Stock purchased under NUI Direct will be held for each Investor by or through the Agent until an Investor's participation is terminated (see Section 14, "Terminating Participation in NUI Direct") or until an Investor's written request to transfer, withdraw or sell shares of Common Stock held in the Investor's NUI Direct account is received by the Agent. Common Stock purchased under NUI Direct will be registered in the Agent's name or the name of one of its nominees. The Company may replace the Agent at any time. If the Agent ceases to administer NUI Direct, the Company will make such other arrangements as it deems appropriate for the administration of NUI Direct.

     The Agent will answer any questions from an Investor, as well as supply NUI Direct forms for initial enrollment, changing investment instructions, making Optional Cash Purchases, authorizing automatic monthly deductions for Optional Cash Purchases, authorizing Dividend Reinvestment or Direct Deposit, and making Gifts and Transfers and stock powers. Completed and signed forms should be mailed to the Agent at the following address:

                         Mellon Securities Trust Company
                         Shareholder Investment Services
                                  P.O. Box 750
                              Pittsburgh, PA 15230

     Investor questions and requests may be directed to the Agent by calling toll free 1-800-526-0801 and requesting information concerning "NUI Direct".

3.   Enrollment
     An Investor may join NUI Direct by completing and signing an enrollment form (the "Enrollment Form") and returning the Enrollment Form to the Agent at the address shown above. Enrollment Forms may be obtained directly from the Agent.

     New Investors must make an initial investment in NUI Direct of at least $125, which must be delivered to the Agent together with the completed and signed Enrollment Form (see Section 5, "Investment Options and Instructions").

     Upon enrollment, each Investor may continue to participate in NUI Direct so long as, at a minimum, one whole share of Common Stock is registered in that Investor's name or held for the Investor in an NUI Direct account regardless of employment status or state of residency.

     INVESTORS PARTICIPATING IN THE ORIGINAL PLAN WILL BE AUTOMATICALLY ENROLLED IN NUI DIRECT AND MAY CONTINUE TO PARTICIPATE IN NUI DIRECT WITHOUT INTERRUPTION IN ACCORDANCE WITH THEIR EXISTING INVESTMENT INSTRUCTIONS WITHOUT TAKING FURTHER ACTION AT THIS TIME.

4.   Relevant Plan Dates
     Investment Dates. Optional Cash Purchases and initial investments will be made on the next Dividend Payment Date following receipt of payment or, in months that no dividends are paid, on the 15th day of such month (individually, the "Investment Date"). The Agent must receive payment for Optional Cash Purchases no later than five business days prior to an Investment Date in order for that payment to be used to purchase Common Stock on such Investment Date. See Section 5, "Investment Options and Instructions."

     Dividend Reinvestment Activation Date. Cash dividends generally are paid on the 15th day of March, June, September and December ("Dividend Payment Date") to shareholders of record as of the record date that is designated each quarter by the Company's Board of Directors (the "Record Date"). The Record Date generally is three weeks prior to the Dividend Payment Date. If an Investor elects to utilize Dividend Reinvestment or to change his or her Dividend Reinvestment election, and has instructed the Agent accordingly by submitting a completed Enrollment Form, those instructions will take effect beginning with the Dividend Payment Date following the first Record Date that occurs after the completed and signed Enrollment Form is received by the Agent.

     Direct Deposit Activation Date. If an Investor elects to utilize Direct Deposit or to change the Direct Deposit instructions, that election or change will take effect beginning with the Dividend Payment Date following the first Record Date that occurs after the Agent receives a completed and signed Enrollment Form and fully processes his or her Direct Deposit Authorization. See
Section 5, "Investment Options and Instructions."

5.   Investment Options and Instructions
     An Investor provides investment instructions by submitting a completed and signed Enrollment Form to the Agent. After enrollment, Investors who wish to change their investment instructions may do so by completing and signing a new Enrollment Form and sending it to the Agent. Enrollment Forms may be obtained directly from the Agent or from the Company.

     An Investor may elect from among any of the following investment options:

o "OPTIONAL CASH PURCHASES." With this option, an Investor acquires Common Stock through NUI Direct without incurring any brokerage commissions or service charges by making Optional Cash Purchases of $25 or more (not to exceed $60,000 per calendar year) paid by personal check, bank check, money order or automatic monthly deduction from such Investor's bank account. If this option is elected, the Agent must receive either, (i) a cash payment of $25 or more by check or money order payable to the Agent along with the completed and signed Enrollment Form or (ii) a completed and signed Automatic Investment Authorization with the completed and signed Enrollment Form. A New Investor must elect Optional Cash Purchase in order to make the required initial investment in Common Stock through NUI Direct of at least $125.

     Thereafter, unless the payments are by automatic monthly deductions from an Investor's bank account, payments for Optional Cash Purchases must be made by completing and submitting the form for such Optional Cash Purchases attached to the Investor's periodic statement of account along with a personal check, bank check, or money order payable to the Agent. The Agent must receive payment for Optional Cash Purchases no later than five business days preceding an Investment Date in order for that payment to be used to purchase Common Stock on such Investment Date. If an Investor's payment for Optional Cash Purchases reaches the Agent on or after the fifth business day preceding an Investment Date, the payment will be held until the next Investment Date. It is important to remit cash payments in accordance with this schedule since no interest will be paid on any payments held by the Agent.

     An Investor may make any number of Optional Cash Purchases and in any amount, but such purchases must be not less than $25 each and, in the aggregate, not more than $60,000 per calendar year. If an Investor sends a cash payment of less than $25, the payment will be returned to the Investor by the Agent. If an Investor's payments for Optional Cash Purchases aggregate more than $60,000 in any calendar year, the amount in excess of $60,000 will be returned to the Investor by the Agent.

     An Investor may request that any uninvested payment for Optional Cash Purchases be returned. The request must be received by the Agent no later than forty-eight (48) hours prior to the Investment Date.

     Instructions for making payments for Optional Cash Purchases are as follows:

     Making Payments by Check or Money Order. Payments for Optional Cash Purchases may be made by personal check, bank check or money order payable in United States dollars together with the completed and signed Enrollment Form or Cash Payment Form, as applicable, to the Agent at the address set forth in Section 2, "The Agent." Payments forwarded to any other address do not constitute valid delivery.

     Additional Cash Payment Forms are available upon request from the Agent.

     In the event that any check or money order is returned to the Agent unpaid for any reason, the Agent will consider the request for investment of such funds void and without effect and will immediately remove from the Investor's account any Common Stock purchased upon the prior credit of such funds. The Agent may then sell such Common Stock to satisfy any uncollected amounts. If the net proceeds of the sale of such Common Stock are insufficient to satisfy the balance of the uncollected amounts, the Agent may sell additional Common Stock from the Investor's account to satisfy the uncollected balance.

     Payments by Automatic Deductions from a Bank Account. An Investor may make automatic monthly Optional Cash Purchases of a specified amount by electronic funds transfer from a predesignated United States bank account. To initiate automatic monthly deductions, an Investor must complete and sign an Automatic Investment Authorization, available from the Agent, and return such form to the Agent. Automatic Investment Authorizations will be processed by the Agent and will become effective as promptly as practicable. The Agent will make the necessary arrangements with the Investor's bank to deduct the authorized amount to be invested in Common Stock on or about the fifth business day preceding each Investment Date.

     Once automatic monthly deductions commence, an Investor utilizing automatic monthly deductions will not be required to write any additional checks or mail any additional forms for such automatic monthly deductions. An
     Investor may change or terminate an automatic monthly deduction by completing, signing and returning to the Agent a new Automatic Investment Authorization. To be effective with respect to a particular Investment Date, the new Automatic Investment Authorization must be received by the Agent no later than the twentieth day of the month preceding such Investment Date.

o "DIVIDEND REINVESTMENT." With this option, an Investor directs the Agent to automatically reinvest all or a portion of the cash dividends paid on the Investor's Common Stock to acquire additional Common Stock through NUI Direct without incurring any brokerage commissions or service charges. When electing this option, the Investor should complete a Dividend Reinvestment Authorization indicating the portion of the cash dividends to be reinvested. If the section of the Dividend Reinvestment Authorization regarding the portion to be reinvested is left blank, the Agent will automatically reinvest all cash dividends applicable to the Common Stock enrolled in NUI Direct. The amount reinvested will be changed only when a new Dividend Reinvestment Authorization, completed and signed, indicating such changes is received by the Agent.

o "DIRECT DEPOSIT." With this option, the Investor may authorize the Agent to automatically deposit his or her cash dividends directly in the Investor's bank account by electronic cash transfer. To initiate a Direct Deposit, an Investor must first complete and sign the Direct Deposit Authorization and return such form to the Agent. Direct Deposit Authorizations are available upon request from the Agent.

     Direct Deposit Authorizations will be processed by the Agent and will become effective as promptly as practicable. An Investor may change the designated bank account for Direct Deposit by submitting to the Agent a new Direct

     Deposit Authorization. Any such change will be effective on the Dividend Payment Date following the completion of the processing of the new Direct Deposit Authorization by the Agent.

     All direct deposits will be made to the Investor's designated bank account at the same time dividends are paid to holders of Common Stock, subject to any problems or limitations with the electronic funds transfer system which preclude or limit such timely transfer. In such case, the electronic funds transfer will be made as soon as practicable thereafter.

6.   Safekeeping
     With this option, an Investor may elect to have his or her Common Stock share certificates held for safekeeping by the Agent as a means to help protect the Investor against loss, theft or destruction of the Common Stock share certificates.

     The Investor who wishes to take advantage of Safekeeping should send his or her Common Stock share certificates to the Agent at the address set forth in
Section 2, "The Agent." Common Stock share certificates should be sent to the Agent by registered or certified mail, return receipt requested, or by some other means to assure their arrival, accompanied by a completed and signed Enrollment Form specifying (i) that the Common Stock is being deposited for Safekeeping and (ii), if applicable, instructions regarding Optional Cash Purchases, Dividend Reinvestment and/or Direct Deposit. The Common Stock share certificates are the responsibility of the Investor until the Agent receives such share certificates. The Agent will confirm the receipt of any such share certificates deposited for Safekeeping. Common Stock share certificates deposited for Safekeeping must remain in an Investor's account for at least sixty (60) days before it can be sold. For information concerning those shares acquired through NUI Direct, see Section 7, "Common Stock Share Certificates."

7.   Common Stock Share Certificates
     Share certificates will not be issued to an Investor for the Common Stock credited to his or her account unless the Agent is instructed otherwise in writing or unless the Investor's NUI Direct account is terminated. This service eliminates the need for Investors to secure their Common Stock share certificates, and helps protect Investors against loss, theft or destruction of their Common Stock share certificates. The number of shares (including fractional shares) credited to an Investor's account under NUI Direct will be shown on each account statement.

     NUI Direct accounts are maintained in the name in which the shares of Common Stock are registered at the time an Investor enrolls in NUI Direct. Share certificates for whole shares purchased under NUI Direct will be similarly registered when issued to an Investor unless a written request otherwise is received by the Agent. Share certificates for fractional shares of Common Stock will not be issued under any circumstances. A transfer of ownership can be effected by providing all the necessary documentation to the Agent as set forth in Section 8, "Gifts and Transfers of Common Stock."

     All shares and fractions of a share of Common Stock will continue to be credited to the Investor's account under NUI Direct. The issuance of certificates for shares does not affect the Dividend Reinvestment election made pursuant to Section 5, "Investment Options and Instructions," with regard to the shares of Common Stock in an Investor's account.

     An institutional participant in NUI Direct that is required by law to maintain physical possession of stock certificates may request a special arrangement regarding the issuance of stock certificates for whole shares purchased under NUI Direct. This request should be directed to the Agent.

8.   Gifts and Transfers of Common Stock
     An Investor may transfer ownership of all or part of the Common Stock held in the Investor's NUI Direct account to an account opened in the name of a family member or to another Investor. Such gift or transfer may be made by completing, signing and returning a Gift Transfer Form, along with an executed stock assignment ("Stock Power"), to the Agent. Transfers of less than all of an Investor's Common Stock must be made in whole share amounts. Fractional shares will be transferred only when the Investor's entire account is transferred. Requests for transfer are subject to the same requirements as transfers of common stock share certificates generally, including the requirement of a signature guarantee on the Stock Power. Gift Transfer and Stock Powers Forms are available upon request from the Agent.

     Common Stock share certificates subject to gift or transfer will continue to be held by the Agent on behalf of the donee or transferee. If the donee or transferee is not already enrolled, an account will be opened in the name of the donee or transferee and such donee or transferee will be enrolled automatically in NUI Direct. If the donee or transferee is not already enrolled, the Investor making the gift or transfer may make a Dividend Reinvestment election for the donee or transferee at the time of the gift or transfer. The donee or transferee may change his or her Dividend Reinvestment election after the gift or transfer has been made or make other investment elections by completing and signing a new Enrollment Form and sending it to the Agent, as described in Section 5, "Investment Options and Instructions."

     The donee or transferee will receive a statement showing the number of shares received or transferred. If requested by the Investor making the gift or transfer, a gift certificate acknowledging the transfer of shares will be made available free of charge.

9.   Selling Common Stock
     An Investor who has enrolled in NUI Direct may request the Agent to sell any number of whole shares of Common Stock held in his or her NUI Direct account by giving written instructions thereof to the Agent. The Agent will make the sale as promptly as practicable and in no event later than ten business days following receipt of such request. The Investor will receive the proceeds, less applicable brokerage commissions, service charges and transfer tax, if any. The Investor also will be charged an administrative fee by the Agent for selling such shares. The net proceeds of shares sold through NUI Direct will be paid to the Investor by check. No check will be mailed prior to the settlement of the sale of such shares, which typically occurs five business days after the sale of shares.

     No Investor shall have the authority or power to direct the date or price at which Common Stock may be sold or the manner of such sale. Requests must indicate the number of shares to be sold and not the dollar amount to be attained. Any request that does not clearly indicate the number of shares to be sold will be returned to the Investor with no action taken upon such request. A request to sell all of the Common Stock held in an Investor's account will be treated as a withdrawal from NUI Direct. See Section 14, "Terminating Participation in NUI Direct."

10.

10.  Reports to Investors
     Each enrolled Investor will receive a periodic investment statement showing the amount invested during the period; the purchase price; the number of shares purchased, deposited, sold, transferred, or withdrawn; the total shares accumulated and other information as determined by the Agent and/or the Company. The investment statement will reflect all Common Stock held by the Agent for the Investor. The Investor should retain each statement in order to establish the cost basis of the Common Stock purchased under NUI Direct. This information may be needed for income tax and other purposes.

     In addition, the Agent will deliver to each Investor on or before January 31 of each year a Form 1099 reporting dividend income for income tax purposes. Each Investor will also be sent copies of communications sent to all other holders of the Common Stock including the Company's quarterly and annual reports to shareholders, the notice of annual meeting and the proxy statement for the annual meeting.

11.  Acquisition of Common Stock for NUI Direct
     Sources of NUI Direct Shares. In order to satisfy NUI Direct requirements, the Company has the option to direct the Agent to purchase Common Stock on any securities exchange on which the shares are traded or in privately negotiated transactions. Alternatively, the Company may direct the Agent to purchase newly issued shares of Common Stock directly from the Company. If Common Stock is purchased in the open market or in privately negotiated transactions, neither the Investors, the Company, nor any of the Company's affiliates have the authority or power to direct or influence the times when, or price at which, shares of Common Stock may be purchased by the Agent, the number of shares of Common Stock to be purchased, the manner of such purchases or the selection of the broker or dealer through which such purchases will be made. The Company may not change more than once in any twelve-month period its determination that shares of Common Stock will be purchased by the Agent for NUI Direct either (a) on the open market or through privately negotiated transactions or (b) directly from the Company. The Company will change its determination of the source of purchases of Common Stock for NUI Direct by the Agent only upon a determination of the Board of Directors or the Chief Financial Officer of the Company that there is a compelling reason to make such change. If the Company decides not to issue new shares of Common Stock under NUI Direct and applicable laws or regulations or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of shares of Common Stock, the Agent is not accountable for its inability to make purchases at such time. If a sufficient number of shares of Common Stock are not available for purchase for a period of thirty (30) days, the Agent will promptly thereafter mail to Investors a check for the amount of any unapplied funds in their NUI Direct accounts.

     Price and Timing of NUI Direct Share Purchases. The purchase price per share of newly-issued shares of Common Stock purchased directly from the Company through NUI Direct on any Investment Date will be the average of the high and low sales price of the Common Stock reported on that Investment Date on the Composite Tape of the NYSE - Listed Stocks; provided, however, that if the Common Stock is not traded on that Investment Date, the purchase price per share will be the average of such high and low sales prices for the Common Stock on the immediately preceding business day during which the Common Stock was traded. When the Agent purchases Common Stock in the open market or in privately negotiated transactions, the purchase price per share of Common Stock will be the weighted average price of all the Common Stock purchased by the Agent for NUI Direct with respect to the relevant Investment Date.

     The number of shares of Common Stock purchased for each Investor on the Investment Date depends on the amount of such Investor's Dividend Reinvestment, Optional Cash Purchases and/or initial investment, as applicable for such Investment Date, and the purchase price per share on the Investment Date. Each Investor's account will be credited for such purchases with that number of shares of Common Stock, including fractions computed to four decimal places, equal to the total amount of the Investor's Dividend Reinvestment, Optional Cash Purchases and/or initial investment divided by the applicable purchase price per share.

     The Agent will make every effort to invest funds in Common Stock as soon as practicable on or after each Investment Date. Shares acquired in the open market or through privately negotiated transactions will be purchased as soon as practicable by the Agent beginning on the relevant Investment Date and in no event later than thirty (30) days after the relevant Investment Date except for delays which may occur where and to the extent necessary under any applicable Federal securities laws or other government or stock exchange regulations. Shares acquired from the Company will be purchased for Investors' accounts as of the close of business on the relevant Investment Date. Dividend and voting rights will commence upon settlement of such purchases, which is normally five business days after the date of purchase.

12.  Costs
     The Company pays all administrative costs of NUI Direct. There are no brokerage commissions or service charges for an Investor in connection with the purchase of shares under NUI Direct. See Section 9, "Selling Common Stock," regarding fees assessed for sales of Common Stock under NUI Direct.

13.  Taxes
     Under current Federal tax law, reinvested cash dividends will be taxed as ordinary income to the extent that the cash dividend would have been ordinary income to such shareholder. Dividend Reinvestment does not relieve an Investor of any income tax payable on such dividends. If the Agent purchases Common Stock in the open market to meet NUI Direct requirements, each Investor's pro rata share of brokerage commissions or service charges paid for purchases of Common Stock will be treated as additional Investor dividend income for Federal income tax purposes. A New Investor whose initial investment is used to purchase shares in the open market may recognize ordinary income to the extent of the respective pro rata share of any brokerage commissions or service charges paid by the Company for such purchases.

     Shareholders who elect to participate in NUI Direct, including New Investors, will have a basis in the shares of Common Stock acquired under NUI Direct equal to the price of the shares purchased for their account plus, in the case of any shares acquired in the open market, their pro rata share of brokerage commissions and service charges, if any, that are treated as dividend income or ordinary income as described above. Upon a sale of such stock (whether by the Investor or by the Agent at the Investor's request), the difference between the sales proceeds and the shareholder's basis will be taxable. Under the current Federal tax law as of the date hereof, if such a sale is made within one year of acquisition, any gain (or loss) will be taxed as short-term capital gain (or loss). If the sale is made after one year, the gain (or loss) will be taxed as long-term capital gain (or loss). The holding period for shares acquired pursuant to NUI Direct will begin on the day following the purchase of such shares.

     An Investor may also realize a gain (or loss) upon withdrawal from NUI Direct and receipt of a cash payment for a fraction of a share. The amount of such gain or loss will be the difference between the amount received for the fraction of a share and the tax basis thereof.

     In the case of an Investor (including a foreign shareholder) who elects Dividend Reinvestment and whose dividends are subject to Federal income tax or backup withholding, an amount equal to the dividends payable to such Investor, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under NUI Direct. The filing of any documentation required to obtain a reduction in Federal withholding tax will be the responsibility of each Investor.

     The Company believes the foregoing is an accurate summary of the Federal tax consequences of participation in NUI Direct as of the date of this Prospectus but may not reflect all tax consequences resulting from participation in NUI Direct. Therefore, each Investor is urged to consult his or her own tax advisor to determine the particular Federal, state and local tax consequences resulting from participation in NUI Direct and from the subsequent disposal or transfer of shares purchased pursuant to NUI Direct. If the Investor does not reside in the United States, such Investor's income tax consequences will vary from jurisdiction to jurisdiction. In addition, the foregoing rules may not be applicable to certain Investors, such as tax exempt entities (e.g., pension funds and individual retirement accounts).

14.  Terminating Participation in NUI Direct
     To terminate participation in NUI Direct, an Investor must notify the Agent in writing of his or her election to do so. A form of such notice is provided on the reverse side of the account statement and should be mailed to the Agent as set forth under Section 2, "The Agent."

     Upon termination of participation in NUI Direct, a Common Stock share certificate for whole shares credited to an Investor's account under NUI Direct will be issued in the name of the Investor or Investors, as set forth on the Agent's records for such NUI Direct account; a check will be issued for any fraction of a share in such account. Payment for fractional shares will be based upon the market price of the Common Stock, as determined under Section 11, "Acquisition of Common Stock for NUI Direct," on the date such participation is terminated.

     If upon termination, an Investor requests that all the whole shares credited to his or her account in NUI Direct be sold, the sale will be made by the Agent within ten business days of the Agent's receipt of the Investor's request or as soon as possible thereafter. The sale and the amount to be received by the Investor will follow the procedures set forth in Section 9, "Selling Common Stock."

     If the request to terminate is received on or prior to a dividend Record Date, the withdrawal will be effective for the applicable Dividend Payment Date. Any Optional Cash Payments sent to the Agent prior to the request for termination that have not been invested under NUI Direct will be returned to the Investor. All subsequent dividends will be paid to the Investor by check. All dividends prior to termination will be treated in accordance with the Investor's most current Enrollment Form received by the Agent.

15.  Miscellaneous
     Selling Shares Not in an NUI Direct Account. If an Investor disposes of some or all of the shares of Common Stock registered in his or her name but not in an NUI Direct account, that transfer will not affect shares held in such Investor's NUI Direct account. The Agent will continue to reinvest the dividends on shares credited to an Investor's account under NUI Direct pursuant to such Investor's most current Enrollment Form received by the Agent, subject to the right to withdraw from NUI Direct at any time.

     Stock Dividends, Stock Splits. Any dividend payable in Common Stock or split shares distributed by the Company on shares credited to an Investor's account under NUI Direct will be added to that account. Stock dividends or split shares distributed on shares of Common Stock registered in the Investor's name will be mailed directly to such Investor in the same manner as to shareholders of the Company who are not participating in NUI Direct and/or in accordance with the Investor's instructions regarding Safekeeping on the Investor's most current Enrollment Form received by the Agent.

     Voting of Shares. Proxy materials will be sent to each Investor in connection with any annual or special meeting of shareholders of the Company. Whole shares held for an Investor by the Agent under NUI Direct will be voted as such Investor directs. Fractions of shares of Common Stock will not be voted.

     Limitation of Claims Against Company and Agent. Neither the Company nor the Agent (nor any of their respective agents, representatives, employees, officers, directors, subcontractors or attorneys) will be liable in administering NUI Direct for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate an Investor's account upon death or with respect to the prices at which shares are purchased or sold for an Investor's account, the time of purchases or sales, or with respect to any fluctuation in market value of the Common Stock.

     INVESTORS SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED UNDER NUI DIRECT AND THAT THE COMPANY CANNOT ASSURE THAT DIVIDENDS WILL CONTINUE TO BE PAID AT THE SAME LEVEL OR THAT ANY DIVIDENDS WILL BE PAID IN THE FUTURE.

     Company Retains Right to Amend or Terminate NUI Direct. Notwithstanding any other provision of NUI Direct, the Board of Directors of the Company may amend, supersede or terminate NUI Direct at any time, including, without limitation, during the period between a Common Stock Record Date and the applicable Dividend Payment Date. The Board of Directors may increase the number of shares of Common Stock which may be issued by the Company under NUI Direct, but may not increase the number of authorized shares of the Common Stock without shareholder approval. Notice of any material amendment, or any suspension or termination of NUI Direct, will be mailed to all Investors. No such event will affect an Investor's ownership of any shares then credited to such Investor's account. Upon any whole or partial termination of NUI Direct, stock certificates for whole shares credited to an Investor's account will be issued to the Investor and a cash payment will be made for the value of any fraction of a share in such account. The value of any fraction of a share will be based upon the market price of the Common Stock at the time payment is made determined as set forth under Section 11, "Acquisition of Common Stock for NUI Direct -- Price and Timing of NUI Direct Share Purchases."

     Company Termination of Investor's Participation. If an Investor does not own at least one whole share registered in the Investor's name or held through NUI Direct, the Investor's Participation in NUI Direct may be terminated by the Company. The Company may also terminate any Investor's participation in NUI Direct for any other reason. Such termination shall be effective immediately after written notice thereof is mailed to such Investor at the address appearing on the Agent's records. Investors whose participation in NUI Direct has been terminated will receive Common Stock share certificates for whole shares held in their accounts and a check for the cash value of any fractional shares. Such value will be based upon the market price of the Common Stock at the time payment is made determined as set forth under Section 11, "Acquisition of Common Stock for NUI Direct -- Price and Timing of NUI Direct Share Purchases."

     No Pledges or Assignments. Shares credited to an Investor's account under NUI Direct may not be pledged or assigned. If an Investor wants to pledge or assign such shares, such Investor must request that a stock certificate for such shares be issued in the Investor's name. In the event of a rights offering by the Company, an Investor wishing to exercise his or her rights should request that the Agent issue Common Stock share certificates to it so that the rights or warrants to purchase additional shares of Common Stock accruing to those stock certificates will pass directly to such Investor.

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of Common Stock under NUI Direct will be used to repay a portion of the Company's short term debt, incurred at various rates to finance portions of the Company's construction and general corporate expenditures, and for general corporate purposes. No proceeds will be realized by the Company when the Agent purchases Common Stock in the open market or through privately negotiated transactions in order to satisfy NUI Direct requirements. The Company cannot estimate either the number of shares of Common Stock, if any, that ultimately will be purchased directly from the Company under NUI Direct or the prices at which such shares will be sold. Accordingly, the Company cannot estimate what, if any, proceeds will be realized by the Company.

                                     EXPERTS

     The Company's audited Consolidated Financial Statements and schedules and the audited Summary Consolidated Financial Data incorporated by reference in this Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports thereon and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL OPINIONS

     The validity of shares of the Common Stock offered hereby has been passed upon for the Company by Mary Patricia Keefe, Esq., Union, New Jersey, Group Vice President and General Counsel for Elizabethtown Gas Company.

                                TABLE OF CONTENTS

                                                               Page

AVAILABLE INFORMATION...........................................2
THE COMPANY.....................................................5
THE PLAN........................................................5
         General Description of NUI Direct......................5
         The Agent..............................................6
         Enrollment.............................................7
         Relevant Plan Dates....................................7
         Investment Options and Instructions....................8
         Safekeeping............................................10
         Common Stock Share Certificates........................10
         Gifts and Transfers of Common Stock....................11
         Selling Common Stock...................................11
         Reports to Investors...................................12
         Acquisition of Common Stock for
         NUI Direct.............................................12
         Costs..................................................13
         Taxes..................................................13
         Terminating Participation in
         NUI Direct.............................................14
         Miscellaneous..........................................14
USE OF PROCEEDS.................................................16
EXPERTS.........................................................16
LEGAL OPINIONS..................................................16


     No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     The  delivery  of  this   Prospectus  at  any  time  does  not,  under  any
circumstances, imply that the information herein is correct as of any time subsequent to the date hereof.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15.  Indemnification of Directors and Officers.

     Pursuant to New Jersey Statutes, Section 14A:3-5, a New Jersey corporation may indemnify its directors, officers, employees or agents in their capacities as such, or when serving as such for any other enterprise at the request of the corporation, against expenses and liabilities in connection with civil, criminal, administrative or investigative proceedings. Good faith and a reasonable belief that the conduct was in or not opposed to the best interests of the corporation or, with respect to a criminal proceeding, no reasonable cause to believe that the conduct was unlawful must be found by a majority vote of a quorum of disinterested directors, by independent legal counsel in a written opinion or by the shareholders. In proceedings by or in the right of the corporation, these same persons, when the above standards of conduct are found, may be indemnified for expenses. However, if the court judges such persons liable to the corporation, no indemnification shall be provided except as the court deems proper. A corporate director, officer, employee or agent must be indemnified against expenses by the corporation to the extent he has been successful on the merits or otherwise in a proceeding arising out of his corporate duties.

     The Company has insurance policies covering certain of its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. In addition, the Company carries liability insurance on behalf of its directors and officers against expenses incurred in any proceeding and any liabilities asserted against them by reason of their being or having been a director or officer.

Item 16.  Exhibits.

Exhibit
No.     Description                 Reference

2       Form of Agreement           Incorporated by reference to Exhibit A of
        and Plan of Exchange        Registrant's Proxy Statement and Prospectus
                                    on Forms S-4 (File No. 333-30092)

3(i)    Form of Amended and         Incorporated by reference to Exhibit B of
        Restated Certificate of     Registrant's Proxy Statement and Prospectus
        Incorporation               on Form S-4 (File No. 333-30092)

3(ii)   Form of Amended and         Incorporated by reference to Exhibit C of
        Restated By-Laws            Registrant's Proxy Statement and Prospectus
                                    on Form S-4 (File No. 333-30092)

5       Opinion of                  Filed herewith
        James R. Van Horn Esq.

23(i)   Consent of                  Filed herewith
        James R. Van Horn, Esq.
        (Included within Exhibit 5)

23(ii)  Consent of Arthur           Filed herewith
          Andersen LLP

Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on the 1st of March, 2001.

                               NUI CORPORATION

                               By   /s/ John Kean, Jr.
                                  -------------------------------
                               Name:  John Kean, Jr.
                               Title: President and Chief Executive Officer
                                      (principal executive officer) and Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                   Title

 /s/John Kean, Jr.           President and Chief                   March 1, 2001
-------------------------    Executive Officer (principal
John Kean, Jr.               executive officer) and Director


 /s/ A. Mark Abramovic       Senior Vice President,                March 1, 2001
-------------------------    Chief Operating Officer and Chief
A. Mark Abramovic            Financial Officer (principal
                             financial and accounting officer)


 /s/ Dr. Vera King Farris    Director                              March 1, 2001
-------------------------
Dr. Vera King Farris


 /s/ J. Russell Hawkins      Director                              March 1, 2001
-------------------------
J. Russell Hawkins


                             Director
-------------------------
John Winthrop


 /s/ John Kean               Director                              March 1, 2001
-------------------------
John Kean

 /s/ Bernard S. Lee          Director                              March 1, 2001
-------------------------
Bernard S. Lee


                             Director
-------------------------
James J. Forese


 /s/ R. Van Whisnand         Director                              March 1, 2001
-------------------------
R. Van Whisnand

                                INDEX TO EXHIBITS

Exhibit No.    Description

2 Form of Agreement and Plan of Exchange (Incorporated by reference to Exhibit A of Registrant's Proxy Statement and Prospectus on Form S-4 (File No. 333-30092))

3(i)           Form  of  Amended  and  Restated   Certificate  of  Incorporation
               (Incorporated by reference to Exhibit B to Registrant's Proxy Statement and Prospectus on Form S-4 (File No. 333-30092))

3(ii) Form of Amended and Restated By-Laws (Incorporated by reference to Exhibit C to Registrant's Proxy Statement and Prospectus on Form S-4 (File No. 333-30092))

5.             Opinion of James R. Van Horn, Esq.

23(i)          Consent of James R. Van Horn, Esq. (Included within Exhibit 5)

23(ii)         Consent of Arthur Andersen LLP